                                                                     Exhibit 5.2


KAYE SCHOLER LLP                                   425 Park Avenue
----------------                                   New York, New York 10022-3598
                                                   212 836-8000
                                                   Fax 212 836-8689
                                                   www.kayescholer.com


                                 July 15, 2003


CanWest Media Inc.
31st Floor, TD Centre
201 Portage Avenue
Winnipeg, Manitoba, Canada
R3B 3L7

The Parties Identified on
Schedule A hereto
----------

Ladies and Gentlemen:


     We are acting as special United States counsel to CanWest Media Inc. (the "Company") and the parties identified on Schedule A hereto (the "Guarantors") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to $200.0 million of the Company's 7 5/8% Series B Senior Notes due 2013 (the "Exchange Notes") to be offered in exchange for its outstanding 7 5/8% Series A Senior Notes due 2013 (the "Initial Notes") that were issued pursuant to the Indenture, dated as of April 3, 2003 (the "Indenture"), among the Company, the Guarantors and The Bank of New York, as trustee (the "Trustee"). This opinion is being delivered to you for filing as an exhibit to the Registration Statement on Form F-4 initially filed by the Company and the Guarantors with the Securities and Exchange Commission (the "Commission") on June 18, 2003 (the "Registration Statement").


     In connection herewith, we have examined the Registration Statement, the Indenture, the Initial Notes and the Exchange Notes (and the related Guarantee of the Guarantors (the "Guarantee")) (the Indenture, the Exchange Notes and the Guarantee are collectively referred to herein as the "Documents"), together with such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

     On the basis of the foregoing and subject to the qualifications and assumptions set forth herein, we are of the opinion that:

     1. When (A) the Registration Statement has been declared effective, (B) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), and (C) the Exchange Notes have been duly executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and duly issued and delivered against exchange

NEW YORK   CHICAGO   LOS ANGLES   WASHINGTON, D.C.   WEST PALM BEACH   FRANKFURT   HONG KONG   LONDON   SHANGHAI

KAYE SCHOLER LLP
----------------

CanWest Media Inc. and the
Parties Identified on Schedule A hereto             2              July 15, 2003


of the Initial Notes as described in the Registration Statement, the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization and similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

     2. When (A) the Registration Statement has been declared effective, (B) the Indenture has been duly qualified under the TIA, and (C) the Exchange Notes have been duly executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and duly issued and delivered against exchange of the Initial Notes as described in the Registration Statement, the Guarantee of the Exchange Notes by the Guarantors will constitute a valid and binding obligation of each Guarantor, enforceable against each Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization and similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

     3. Assuming that the Indenture has been duly authorized, executed and delivered by the Trustee, the Indenture constitutes a valid and binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization and similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).


     The foregoing opinions are limited to the laws of the State of New York and we do not express any opinion on the law of any jurisdiction other than the laws of the State of New York and the federal law of the United States of America. In particular, we do not purport to pass on any matter governed by the laws of Canada (including, without limitation, the provinces of Ontario, Manitoba and Quebec), New Zealand, Barbados or The Netherlands. To the extent that any opinions stated herein are affected by the laws of any such jurisdiction, we have, with your approval, relied upon (i) the opinion, dated on or about the date hereof, of Osler, Hoskin & Harcourt LLP, (ii) the opinion, dated on or about the date hereof, of Russell McVeagh, (iii) the opinion, dated on or about the date hereof, of Chancery Chambers, (iv) the opinion, dated on or about the date hereof, of Nauta Dutilh, (v) the opinion, dated on or about the date hereof, of Fasken Martineau DuMoulin LLP, (vi) the opinion, dated on or about the date hereof, of Torys LLP and (vii) the opinion, dated on or about the date hereof, of Pitblado, and such opinions stated herein, insofar as they may be affected by the laws of any such jurisdiction, are subject to the same assumptions, qualifications and limitations as are contained in such opinions.



     We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included therein. Our opinion is rendered solely for your information in connection with the foregoing, and may not be relied upon by any other person or for any other purpose without our prior written consent. In giving this opinion, we do not thereby admit that we are within the category



NEW YORK   CHICAGO   LOS ANGLES   WASHINGTON, D.C.   WEST PALM BEACH   FRANKFURT   HONG KONG   LONDON   SHANGHAI

KAYE SCHOLER LLP
----------------

CanWest Media Inc. and the
Parties Identified on Schedule A hereto             3              July 15, 2003


of persons whose consent is required by the Securities Act or the rules and regulations of the Commission.



                               Very truly yours,

                               /s/ KAYE SCHOLER LLP


NEW YORK   CHICAGO   LOS ANGLES   WASHINGTON, D.C.   WEST PALM BEACH   FRANKFURT   HONG KONG   LONDON   SHANGHAI

                                                                      Schedule A


                                   GUARANTORS


1.       2846551 Canada Inc. (Canada)

2.       3919056 Canada Limited (Canada)

3.       Apple Box Productions Sub Inc. (Canada)

4.       BCTV Holdings Inc. (Canada)

5.       Calgary Herald Group Inc. (Canada)

6.       CanWest - Montreal R.P. Holdings Inc. (Canada)

7.       CanWest - Windsor R.P. Holdings Inc. (Canada)

8.       CanWest Finance Inc./Financiere CanWest Inc. (Quebec)

9.       CanWest Global Broadcasting Inc./Radiodiffusion CanWest Global Inc.
         (Quebec)

10.      CanWest Interactive Inc. (Canada)

11.      CanWest International Communications Inc. (Barbados)

12.      CanWest International Management Inc. (Barbados)

13.      CanWest Irish Holdings Inc. (Barbados)

14.      CanWest Media Sales Limited (Canada)

15.      CanWest NZ Radio Holdings Limited (New Zealand)

16.      CanWest Publications Inc. (Canada)

17.      CGS Debenture Holding B.V. (Netherlands)

18.      CGS International Holdings B.V. (Netherlands)

19.      CGS NZ Radio Shareholding B.V. (Netherlands)

20.      CGS NZ TV Shareholding B.V. (Netherlands)

21.      CGS Shareholding B.V. (Netherlands)

22.      CHBC Holdings Inc. (Canada)

23.      CHEK Holdings Inc. (Canada)

24.      Clarinet Music Inc. (Ontario)

25.      Edmonton Journal Group Inc. (Canada)

26.      Fox Sports World Canada Holdco Inc. (Canada)

27.      Global Centre Inc. (Ontario)

28.      Global Communications Limited (Manitoba)

29.      Global Television Centre Ltd. (Canada)

30.      Global Television Network Inc. (Canada)

31. Global Television Network Quebec, Limited Partnership/Reseau de Television Global Quebec, Societe en Commandite (Quebec)

32.      Global Television Specialty Networks Inc. (Canada)

33.      Lonestar Holdco Inc. (Canada)

34.      Lower Mainland Publishing Group Inc. (Canada)

35.      Montreal Gazette Group Inc. (Canada)

36.      Multisound Publishers Ltd. (Canada)

37.      Nanaimo Daily News Group Inc. (Canada)

38.      ONtv Holdings Inc. (Canada)

39.      Ottawa Citizen Group Inc. (Canada)

40.      Pacific Newspaper Group Inc. (Canada)

41.      Port Alberni Times Group Inc. (Canada)

42.      ReachCanada Contact Centre Limited (Canada)

43.      Regina Leader Post Group Inc. (Canada)

44.      RetroVista Holdco Inc. (Canada)

45.      Saskatoon StarPhoenix Group Inc. (Canada)

46.      Southam Digital Inc. (Canada)

47.      Studio Post & Transfer Sub Inc. (Canada)

48.      TV3 Network Services Limited (New Zealand)

49.      TV4 Network Limited (New Zealand)

50.      Vancouver Island Newspaper Group Inc. (Canada)

51.      Victoria Times Colonist Group Inc. (Canada)

52.      Western Communications Inc. (Canada)

53.      WIC Mobile TV Inc. (Canada)

54.      WIC Television Production Sub Inc. (Canada)

55.      Windsor Star Group Inc. (Canada)

56.      Xtreme Sports Holdco Inc. (Canada)


                                       3